Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of common stock, par value $0.0001 per share, of Benson Hill, Inc., a Delaware corporation (the “Issuer”), unless and until a Reporting Person shall give written notice to the other Reporting Persons that it wishes to make separate Schedule 13G filings.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to the Statement on Schedule 13G.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed effective as of October 8, 2021.

iSelect Fund Management, LLC

Dated: October 8, 2021

By:	/s/ Michael Kime

Name/Title: Michael Kime, Manager/Managing Principal

iSelect Fund — Argonautics, LLC

Dated: October 8, 2021

By:	/s/ Michael Kime

Name/Title: Michael Kime, Manager/Managing Principal

iSelect Fund — St. Louis, LLC

Dated: October 8, 2021

By:	/s/ Michael Kime

Name/Title: Michael Kime, Manager/Managing Principal

iSelect Fund B — St. Louis, LLC

Dated: October 8, 2021

By:	/s/ Michael Kime

Name/Title: Michael Kime, Manager/Managing Principal

iSelect Qualified Purchaser Fund, LLC

Dated: October 8, 2021

By:	/s/ Michael Kime

Name/Title: Michael Kime, Manager/Managing Principal

Michael Kime

Dated: October 8, 2021

By:	/s/ Michael Kime

Richard Imperiale

Dated: October 8, 2021

By:	/s/ Richard Imperiale

Carter Williams

Dated: October 8, 2021

By:	/s/ Carter Williams

Susan Slavik Williams

Dated: October 8, 2021

By:	/s/ Susan Slavik Williams

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